   As filed with the Securities and Exchange Commission on November 19, 1997

                                                    Registration No. 333-
                                                                         ------
================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                         -----------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                         -----------------------------


                            FORT BEND HOLDING CORP.
            (Exact name of registrant as specified in its charter)


          DELAWARE                                      76-0391720
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


    3400 AVENUE H, ROSENBERG, TEXAS                       77471
(Address of principal executive offices)                (Zip Code)


                            FORT BEND HOLDING CORP.
                              AMENDED AND RESTATED
                      1993 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plan)

                           Martin L. Meyrowitz, P.C.
                          John S. Pettibone III, Esq.
                        Silver, Freedman & Taff, L.L.P.
     (a limited liability partnership including professional corporations)
                            1100 New York Ave., N.W.
                            Washington, D.C.  20005
                    (Name and address of agent for service)
                                 (202) 414-6100
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                 PROPOSED        PROPOSED
                   TITLE OF       AMOUNT TO      MAXIMUM         MAXIMUM
                  SECURITIES         BE       OFFERING PRICE    AGGREGATE        AMOUNT OF
               TO BE REGISTERED  REGISTERED     PER SHARE     OFFERING PRICE  REGISTRATION FEE
----------------------------------------------------------------------------------------------
Common Stock,
$.01 par value                       82,230          $19.50*      $1,603,485           $485.90
----------------------------------------------------------------------------------------------

================================================================================
     * Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee. Of the 82,230 shares being registered hereby, (i) 5,826 shares are subject to options with an exercise price of $15.88 per share ($92,516.88 in the aggregate) and
          (ii) the remaining 76,404 shares which have not been awarded to date are being registered based upon the average of the closing bid and asked prices of the Common Stock on the Nasdaq National Market of $19.50 per share on November 14, 1997.

     The purpose of this Registration Statement on Form S-8 is to register additional shares of the common stock, par value $.01 per share, of Fort Bend Holding Corp. (the "Company"), authorized for issuance under the Company's Amended and Restated 1993 Stock Option and Incentive Plan (the "Plan"). The contents of the Company's previously filed Registration Statement on Form S-8 (File No. 33-85674) relating to the Plan (the "Initial Registration Statement") are incorporated herein by reference, except for Item 8 of Part II of the Initial Registration Statement. Requests for items incorporated by reference pursuant to Item 3 of Part II of the Initial Registration Statement (incorporated herein by reference) should be directed to David D. Rinehart, Executive Vice President and Chief Financial Officer, 3400 Avenue H, Rosenberg, Texas, telephone number (281) 238-7070.

ITEM 8.    EXHIBITS.

 Regulation
    S-K                                                             Reference to Prior
  Exhibit                                                           Filing or Exhibit
  Number                       Document                           Number Attached Hereto
------------  -------------------------------------------  ------------------------------------
 4            Instruments defining the rights of
              security holders, including indentures

              (1) Certificate of Incorporation of          *
                  Fort Bend Holding Corp.

              (2) Bylaws of Fort Bend                      *
                  Holding Corp.

              (3) Specimen form of common stock            *
                  certificate of Fort Bend Holding Corp.

              (4) Description of Fort Bend Holding         Filed as an exhibit to the
                  Corp. Common Stock, par value            Company's Registration Statement
                  $0.01 per share                          on Form 8-A filed with the Commission
                                                           on May 3, 1993, as amended and hereby
                                                           incorporated by reference in
                                                           accordance with Item 601 of
                                                           Regulation S-B.

              (5) Form of Indenture dated as of            * *
              December 5, 1995 with respect to the
              Registrant's 8% Convertible
              Subordinated Debentures, due
              December 1, 2005.

              (6) Form of Debenture                        * *

              (7) Fort Bend Holding Corp. Amended          Attached as Exhibit 4.1
              and Restated 1993 Stock Option and
              Incentive Plan

 5            Opinion of Silver, Freedman & Taff,          Attached as Exhibit 5
              L.L.P.

15            Letter regarding unaudited financial         Not applicable
              information

23.1          Consent of Silver, Freedman & Taff,          Contained in Exhibit 5
              L.L.P. (Included in Exhibit 5)

23.2          Consent of Coopers & Lybrand L.L.P.          Attached as Exhibit 23.2

24            Power of Attorney                            Contained on Signature Page

* Filed as an exhibit to the Registrant's Form S-1 registration statement (File No. 33-57722) and incorporated herein by reference in accordance with Item 601 of Regulation S-B.

* * Filed as an exhibit to the Registrant's Form SB-2 registration statement (File No. 33-97920) and incorporated herein by reference in accordance with Item 601 of Regulation S-B.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rosenberg, State of Texas, on November 19, 1997.


                              FORT BEND HOLDING CORP.




                              By: /s/ Lane Ward
                                  ----------------------------------------------
                                  Lane Ward, Vice Chairman, President
                                  and Chief Executive Officer
                                  (Duly Authorized Representative)



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lane Ward his/her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


By: /s/ Lane Ward                                                  By: /s/ David D. Rinehart
   -----------------------------                                      -----------------------------------
   Lane Ward                                                          David D. Rinehart
   Vice Chairman, President                                           Senior Vice President and
   Chief Executive Officer                                            Chief Financial Officer
   and Director                                                       (Principal Financial and Accounting
   (Principal Executive Officer)                                      Officer)

Date: November 19, 1997                                            Date:  November 19, 1997
     ---------------------------                                        ---------------------------------


By: /s/ Robert W. Lindsey                                          By: /s/ George C. Brady
   -----------------------------                                      -----------------------------------
   Robert W. Lindsey                                                  George C. Brady
   Chairman of the Board and                                          Director
   Director


Date: November 19, 1997                                            Date:  November 19, 1997
     ---------------------------                                        ---------------------------------


By: /s/ J. Patrick Gubbels                                         By: /s/ William A. Little
   -----------------------------                                      -----------------------------------
   J. Patrick Gubbels                                                 William A. Little
   Director                                                           Director


Date: November 19, 1997                                            Date:  November 19, 1997
     ---------------------------                                        ---------------------------------


By: /s/ Wayne O. Poldrack                                          By: /s/ Doyle G. Callender
   -----------------------------                                      -----------------------------------
   Wayne O. Poldrack                                                  Doyle G. Callender
   Director                                                           Director


Date: November 19, 1997                                            Date:  November 19, 1997
     ---------------------------                                        ---------------------------------


By: /s/ Ron L. Workman
   -----------------------------
   Ron L. Workman
   Director


Date:  November 19, 1997
     ---------------------------

================================================================================




                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                           -------------------------



                                   EXHIBITS


                                      TO


                                   FORM S-8


                            REGISTRATION STATEMENT


                                     UNDER


                          THE SECURITIES ACT OF 1933



                           -------------------------



                            FORT BEND HOLDING CORP.



================================================================================

                                 EXHIBIT INDEX

Exhibit
Number
-------

    4.1  Amended and Restated 1993 Stock Option and Incentive Plan

    5    Opinion of Silver, Freedman & Taff, L.L.P.

   23.1  Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibit 5)

   23.2  Consent of Coopers & Lybrand L.L.P.

   24    Power of Attorney (included in signature page)
